UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________
 FORM 8-K/A
(Amendment No. 1)
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2012
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Silicon Graphics International Corp.
(Exact name of registrant as specified in its charter)
 ___________________________

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 46600 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 5, 2011, Silicon Graphics International Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the voting results of the Annual Meeting of Stockholders held on December 2, 2011 (the “Annual Meeting”), including, among other matters, a stockholder advisory vote on the frequency of the advisory stockholder vote on executive compensation (“Say-on-Pay vote”). This Form 8-K/A is being filed as an amendment to the Original Report solely to disclose the Company’s decision as to how frequently it will hold an advisory Say-on-Pay vote. No other changes have been made to the Original Report.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company's stockholders cast an advisory vote on whether future advisory stockholder Say-on-Pay votes should occur every 1, 2 or 3 years. A majority of stockholders present and entitled to vote on this proposal selected one year as the desired frequency of future stockholder say-on-pay votes.

After consideration of the vote, on January 30, 2012, the Board of Directors of the Company determined that the Company will hold an annual Say-on-Pay vote until the Board of Directors determines otherwise or decides to hold another advisory vote on the frequency of the Say-on-Pay vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.
Dated: February 1, 2012	By:	/s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Senior Vice President, General Counsel and Secretary